Exhibit 10.2

FIRST AMENDMENT TO LEASE

THIS FIRST AMENDMENT TO LEASE (the “First Amendment”) is made this 10th day of June, 1996, by and between CWO/TCEP II Joint Venture #1, a Texas joint venture (the “Landlord”) and Applied Precision, Inc., a Washington corporation (the “Tenant”).

WHEREAS, Landlord and Tenant entered into a Lease Agreement dated January 3, 1996, (the “Lease”), for the building located at 1040 12th Avenue NW, lssaquah, WA 98027 (the “Premises”), as more fully described in the Lease; and

WHEREAS, the parties wish to confirm and acknowledge certain events and amend the Lease in certain respects; and

NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereby mutually agree as follows:

1. Landlord and Tenant hereby acknowledge and confirm that the Effective Commencement Date of the Lease shall be June 1, 1996 at which time Tenant’s obligation to pay to Landlord Base Rent and any other charges and sums provided for under the Lease shall commence, subject to any free rent provision in the Lease. The Lease Termination Date shall be May 31, 2006. On or prior to the date of execution of this First Amendment, Tenant shall pay to Landlord for their first monthly installment of sums due under Paragraphs 4A, 7 and 1 3B of the Lease Agreement which amount shall be $11,646.75.

2. Tenant hereby agrees that Landlord has satisfied its obligations under Addendum to Paragraph 5A of the Lease with respect to providing reports regarding the condition of HVAC, electrical, plumbing, elevator, and fire sprinkler systems serving the Premises and Tenant shall be responsible for making any repairs, maintenance and/or replacements so noted and Landlord shall have no responsibility therefore. In addition, Tenant further certifies and confirms to Landlord that the Lease is in full force and effect and has not been modified, that Landlord is not in breach of the Lease, that no event, omission or condition has occurred which would result, with the giving of notice or the passage of time, in a breach of the Lease by Landlord.

3. Exhibit C of the Lease is hereby deleted and replaced with the following:

See Revised Exhibit “C” attached hereto and incorporated by this reference.

4. Tenant warrants that the person executing this First Amendment on behalf of Tenant has been duly authorized to execute an deliver this First Amendment, and all corporate consents required for execution of this First Amendment have been given, granted or obtained, and this First Amendment shall be binding and enforceable against Tenant in accordance with its terms.

5. Landlord warrants that the person executing this First Amendment on behalf of Landlord has been duly authorized to execute an deliver this First Amendment, and all corporate consents required for execution of this First Amendment have been given, granted or obtained, and this First Amendment shall be binding and enforceable against Landlord in accordance with its terms.

6. Except as expressly modified above, all terms and conditions of the Lease remain in full force and effect and are hereby ratified and confirmed.

LANDLORD: CWO/TCEP II JOINT VENTURE #1, a Texas joint venture					TENANT: Applied Precision, Inc., a Washington corporation

By:	Trammell Crow Equity Partners II, Ltd.,				By:	/s/ Ronald Seubert
	a Texas limited partnership,				Its:	Secretary
	Co-Venturer				Date:	10 June 1996

	By:	Trammell Crow Ventures #2, Ltd., a Texas limited partnership, General Partner

		By:	Trammell Crow Ventures #3, Ltd., a Texas limited partnership, General Partner

			By:	Trammell Crow Ventures Management Company, Inc., a Texas Corporation, General Partner

		By:	/s/ Jeffrey C. Chavez
		Name:	Jeffrey C. Chavez
		Title:	Vice President

By:	TCEP II Properties/First Plaza Limited Partnership, a Texas limited partnership, Co-Venturer

	By:	TCV/TCEP II Properties Limited Partnership, General Partner

		By:	Trammell Crow Ventures #3, Ltd., a Texas limited partnership, General Partner

			By:	Trammell Crow Ventures Management Company, Inc., a Texas Corporation, General Partner

		By:	/s/ Jeffrey C. Chavez
		Name:	Jeffrey C. Chavez
		Title:	Vice President

STATE OF TEXAS	)
)SS.
County of Dallas	)

On this 11th day of June, 1996, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Jeffrey C. Chavez, to me known to be the person who signed as Vice President of Trammel Crow Ventures Management Company, Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of CWO/TCEP II Joint Venture #1 for the uses and purposes therein mentioned; and on oath stated that he was authorized to execute the said instrument on behalf of said CWO/TCEP II Joint Venture #1 .

IN WITNESS WHEREOF I have hereunto set my hand and official seal the day and year first above written.

[SEAL]	/s/ Julia M. Fuson
NOTARY PUBLIC in and for the State of Texas, residing at Dallas County, TX My appointment Expires: 6/11/98

STATE OF WASHINGTON	)
)SS.
County of King	)

On this 10th day of June, 1996, before me, the undersigned, a Notary Public in and for the State of Washington, duly commissioned and sworn, personally appeared Ronald C. Seubert, to me known to be the person who signed as Secretary of Applied Precision Inc., the corporation that executed the within and foregoing instrument, and acknowledged said instrument to be the free and voluntary act and deed of Applied Precision Inc. for the uses and purposes therein mentioned; and on oath stated that he was authorized to execute the said instrument on behalf of said corporation.

IN WITNESS WHEREOF I have hereunder set my hand and official seal the day and year first above written.

[SEAL]	/s/ Marilyn Y. Sexton
NOTARY PUBLIC in and for the State of Texas, residing at Bellevue, WA My appointment Expires: April 20, 1999

REVISED EXHIBIT “C”

WORK LETTER

CWO/TCEP II JOINT VENTURE #1, a Texas joint venture

and

APPLIED PRECISION, INC.

1. Definitions. For the purpose of this Exhibit “C” the following terms shall have the meanings set forth below. Terms which are capitalized in this Exhibit “C’, but which are not defined, shall have the meanings set forth in the body of this Exhibit “C” or the Lease.

1.1 “Improvement Allowance” shall mean the maximum amount to be contributed by the Landlord toward the Improvement Cost. The Improvement Allowance shall be a maximum amount equal to FOUR HUNDRED SIXTY ONE THOUSAND THREE HUNDRED THIRTY SIX DOLLARS AND NO CENTS ($461,336.00).

1.2 “Contractor” shall mean Foushee & Associates, Inc. or such other contractor as both Landlord and Tenant agree to utilize pursuant to the terms of this Exhibit “C” for the Improvements. In the event of a substitute contractor, acceptance will not be unreasonably witheld by Landlord. Contractor shall be responsible for construction of the Improvements.

1.3 “Space Planner” for the Improvements shall mean Paul Engert of Lance Mueller & Associates. Space Planner shall be employed by Landlord for the purposes of preparing Preliminary Plans and Working Drawings, and to Certify Substantial Completion of the Improvements. All costs of Space Planner incurred by Landlord in designing and/or certifying completion of the Improvements shall be properly funded out of the Improvement Allowance.

1.4 “Improvements” shall mean all interior portions of the Leased Premises to be constructed by Tenant, including but not limited to, electrical, HVAC distribution and balancing, plumbing and fire sprinkler systems, interior partitions, floor coverings, acoustical ceilings, interior and exterior painting, repair, maintenance or replacements to the building systems pursuant to Paragraph 2 of this First Amendment, conduit for installation of the wiring for Tenant’s phone and communications system, and similar items, all constructed in accordance with the Working Drawings. Other than Tenant’s trade fixtures, including but not limited to Tenant’s equipment, workstations and lobby furniture, all Improvements shall become the property of Landlord as and when constructed and installed. Tenant shall not grant any security interest in any of the Improvements other than Tenant’s trade fixtures and other personal property. Notwithstanding anything to the contrary contained herein, Tenant may, without Landlord’s consent, assign this Lease to U.S. Bancorp. Any other proposed assignments of the Lease shall be in accordance with Paragraph 12 of the Lease.

1.5 “Improvement Cost” shall mean the costs of the design, permitting, construction and installation of the Improvements. The costs for construction and installation shall include, but not be limited to, the following:

(i) All fees and costs of the Space Planner;

(ii) All costs of obtaining building permits and other necessary authorizations for the construction of the Improvements from the City of lssaquah, Washington and any other governmental, quasi-governmental or regulatory agency;

(iii) A Construction Management Fee of $10,301 to Trammell Crow NW, Inc.

(iv) An allowance of up to $10,000 for purchase of the “Polymer HVAC Unit” or an equivalent replacement.

(vi) All direct and indirect costs of procuring, constructing and installing the Improvements including, but not limited to:

(A) Costs of material, supervision and labor;

(B) Contractors cost to install the Improvements, including overhead and profit;

(C) Cost of filing required statements of completion if separate from those for the Building Shell, and;

(vi) Sewer permit and construction fees and any and all other utility fees to the extent the fees relate to any special utilities to be supplied to the Premises at Tenant’s request.

To the extent that the Improvement Cost exceeds the Improvement Allowance (the “Additional Costs”),

Tenant shall be solely responsible of paying such Additional Costs. The construction management fee and all costs paid to date shall first be paid out of the Improvement Allowance and the Improvement Allowance reduced accordingly. The remaining Improvement Allowance shall be disbursed pursuant to Paragraph 4 below. The parties agree that the amount of the reduction of the Improvement Allowance is $36,466.20 and the remaining Improvement Allowance shall be $424,869.80.

2. Working Drawings. Tenant has provided to Landlord and Landlord has approved plans for Tenant’s intended leasehold improvements in form suitable for permit application (collectively called the “Working Drawings”). The Working Drawings, prepared by Space Planner, dated June 4, 1996, are attached as Exhibit C-1.

3. Work Schedule. After Landlord approves the Working Drawings, Tenant shall provide Landlord with a schedule setting forth the various items of work and duration of each task (the “Work Schedule”). The Work Schedule shall become the basis for completing the Improvements in the Premises. Landlord shall have the right to observe and inspect the construction of the Improvements, provided that Landlord does not interfere with the progress of the work. Tenant shall provide Landlord with prior notice of all construction meetings. Landlord has the right to attend all meetings of Tenant and the general contractor responsible for the work (including meetings with all subcontractors), and the construction contract(s) shall so provide.

4. Payment of Remaining Improvement Allowance. Once Tenant has agreed upon a Contract amount and entered into a contract with the Contractor, Tenant shall be responsible for making monthly progress payments to Contractor in accordance with the construction contract, subject to reimbursement by Landlord pursuant to the following procedure. If the total contract price is in excess of the Improvement Allowance, Landlord shall reimburse Tenant each month, within twenty (20) days of Landlord’s receipt of bills or invoices and lien waivers as provided below from Tenant representing the current months’ payment obligation to the Contractor, less retainage, (the “Monthly Payment”), for that portion of the Monthly Payment determined by taking a fraction, the numerator of which is the remaining Improvement Allowance and the denominator of which is the contract price less retainage, and multiplying the Monthly Payment by such fraction, It shall be a condition precedent to payment of the Improvement Allowance that Tenant deliver to Landlord lien waivers or releases satisfactory to Landlord for the Improvements, which have been completed, on a monthly basis. In the event of any uncured default by Tenant, Landlord reserves the right to stop making payment of the remaining Improvement Allowance. In the event Landlord shall not remit its share of the Monthly Payment when due, except in the case of an uncured default by Tenant, then Landlord shall pay interest to Tenant in an amount equal to twelve percent (12%) per annum from the date Landlord’s payment is due until the date the payment is received by Tenant.

5. Construction Representatives. Tenant hereby appoints Craig Parietti or Steve Guinn to act on its behalf and represent its interests with respect to all matters requiring Tenant action under this Exhibit C. No consent, authorization or other action by Tenant with respect to matters set forth in this Exhibit shall bind Tenant unless in writing and signed by the aforementioned person. Landlord hereby expressly recognizes and agrees that no other person claiming to act on behalf of Tenant is authorized to do so.

Landlord hereby appoints Phillip Wood to act on its behalf and represent its interests with respect to all matters requiring Landlord action in this Exhibit C. No consent, authorization or other action by Landlord with respect to matters set forth in this Exhibit shall bind Landlord unless in writing and signed by the aforementioned person.

6. Tenant’s Access During Construction. Tenant or its representative(s) may enter upon the Premises during construction of the Improvements for purposes of conducting all such activities as are necessary, appropriate or desirable with respect to completing the Improvements without being deemed thereby to have taken possession. Tenant’s use of the Premises for the purposes herein stated shall be on all of the terms, covenants, and conditions of this Lease, including Lease Commencement and payment of Rent.

7. Construction Insurance. During construction, Tenant or its general contractor shall procure and maintain in effect the following insurance coverages with an insurance company or companies authorized to do business in the State of Washington with Landlord and Trammell Crow NW, Inc. named as an additional insured:

(a) Workmen’s Compensation. Statutory limits for the State in which the work is to be performed, together with “ALL STATES,” “VOLUNTARY COMPENSATION’ and “FOREIGN COMPENSATION” coverage endorsements;

(b) Employers Liability Insurance. With a limit of not less than $1,000,000.00;

(c) Commercial General Liability. At least $5,000,000.00, Combined Single Limit, including Personal Injury, Contractual and Products/Completed Operations and primary and non-contributing with additional insureds and include the following:

(i) Premises - Operations;

(ii) Elevators and Hoists;

(iii) Independent Contractor;

(iv) Contractual Liability assumed under the construction contract;

(v) Completed Operations - Products;

(vi) Explosion, Underground and Collapse (XUC) Coverage.

(d) Automobile Liability. Including Owned, Hired and Non-owned licensed vehicles used in connection with performance of the construction work of at least: $1,000,000.00 each person, Bodily Injury; $3,000,000.00 each occurrence, Bodily Injury; $300,000.00 each occurrence, Property Damage. Coverage must include the following:

(i) Owned vehicles;

(ii) Leased Vehicles;

(iii) Hired Vehicles;

(iv) Non-owned Vehicles;

(e) Procure or cause Contractor to procure and maintain builder’s risk insurance in the full amount of the contract to protect against the risk of physical damage until acceptance of the construction work with the Landlord named as loss payee;

(f) Furnish the Landlord with certificates of insurance evidencing such coverage prior to the commencement of the construction work. All insurance shall be carried in companies reasonably acceptable to Landlord;

(g) The following statement shall appear in each certificate of insurance provided by Tenant to Landlord hereunder:

“It is agreed that in the event of any material change in, cancellation or non-renewal of this policy, the Company shall endeavor to give ten (10) days prior notice to”

CWO/TCEP II Joint Venture #1

c/o Trammell Crow Company

626 120th Avenue NE, Suite B104

Bellevue, WA 98005

(h) During construction of the Improvements, both parties shall give prompt notice to the other of all losses, damages, or injuries to any person or to property of Tenant, Landlord or third parties. Landlord or Tenant shall promptly report to the other such claims of which that party has notice, whether related to matters insured or uninsured. No settlement or payment for any claim for loss, injury or damage or other matter as to which one party may have an obligation for any payment or reimbursement, shall be make by the other without written approval of the affected party;

8. Work at Tenant’s Expense. Subject to Landlord’s obligation to fund the Improvement Allowance, Tenant shall complete any work done by it pursuant to this Exhibit at Tenant’s sole cost and expense, and shall keep the Premises, Building, and Land free and clear of liens of any kind. If any such liens are filed, Tenant shall have thirty (30) days from the receipt of notice from Landlord informing Tenant of such filing to either remove such liens or to provide a bond (or other security acceptable to Landlord and its lender) in the amount of 150% of the lien claim indemnifying Landlord as security for the removal thereof.

9. Standard of Quality. Tenant agrees that the construction and installation of the Improvements shall be done in a good and workmanlike manner using new materials and shall be in accordance with the approved Working Drawings and in accordance with all government requirements.